Exhibit 99.1

OphthaliX Signs Term Sheet to Acquire Improved Vision Systems Ltd.

New strategy aims to combine ophthalmic medical devices and pharmaceutical products to address multi-billion dollar markets in treating ophthalmic diseases

Petach Tikva, Israel, May 4, 2015 / OphthaliX Inc. (OTCQB: OPLI), a clinical-stage company focused on developing therapeutic products for the treatment of ophthalmic disorders and subsidiary of Can-Fite BioPharma Ltd. (NYSE MKT:CANF), announced today it has signed a non-binding term sheet to acquire Israel-based Improved Vision Systems Ltd. (I.V.S.).

I.V.S. develops breakthrough medical device technologies to improve sight, diagnose and offer therapy for a variety of ocular diseases including glaucoma, age related macular degeneration (AMD), diabetic retinopathy and oculo-motor pathologies, addressing multi-billion dollar markets. I.V.S. is developing two types of products: (1) an indoor eye tracking solution, attachable to any screen including TVs, computers, tablets, etc., that manipulates the image shown to the user in such a way as to best compensate for such user’s specific clinical impairment; and (2) a goggles-based mobile device which generates high definition displays that are manipulated and moved based on the device’s ability to track each eye individually, thus restoring mobility and independence to visually impaired people.

OphthaliX is committed to continuing its development program for its drug candidate CF101, a neuro-protective and anti-inflammatory drug, for the treatment of glaucoma. Patients are currently enrolled for the second segment of the Phase II study and are treated orally with CF101.

The proposed acquisition of I.V.S is subject to the signing of definitive transaction documents and the completion of closing conditions which are expected to include the satisfactory completion of customary due diligence, obtaining of necessary approvals, the raising of capital by OphthaliX and an up-listing of OphthaliX to a national securities exchange in the United States. Upon closing of the acquisition, I.V.S. executives Ran Yam and Dan Oz are expected to join OphthaliX’s Board of Directors. Additionally, upon closing Ran Yam is expected to be appointed Chief Executive Officer of OphthaliX and Dan Oz Chief Technology Officer, bringing their long and successful track records in the medical device field to the Company.

“I.V.S. is a very innovative company that is developing truly breakthrough medical devices to address a range of ophthalmic conditions. We believe this proposed acquisition would re-position OphthaliX as a company that addresses substantial ophthalmologic markets through both medical devices and pharmaceutical products,” stated OphthaliX Chairman and CEO, Dr. Pnina Fishman. “We are diligently working on moving this acquisition transaction forward and if completed, we believe the synergies of the two companies will enhance OphthaliX’s overall value.”

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There can be no assurance that the transactions contemplated by the term sheet will be completed.

About CF101

CF101, an A3 adenosine receptor (A3AR) agonist, is a novel, first in class small molecule orally bioavailable drug which binds with high affinity and selectivity to the A3AR, which is known to be over-expressed in inflammatory cells. The drug acts as a neuro-protective agent and prevents apoptosis of retinal ganglion cells.

About OphthaliX Inc.

OphthaliX Inc. is a clinical-stage biopharmaceutical company focused on developing therapeutic products for the treatment of ophthalmic disorders.

Forward-Looking Statements

This press release contains forward-looking statements, about OphthaliX’s expectations, beliefs or intentions. In addition, from time to time, OphthaliX or its representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by OphthaliX with the U.S. Securities and Exchange Commission (the “SEC”), press releases or oral statements made by or with the approval of one of OphthaliX’s authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause OphthaliX’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to enter into definitive transaction documents; failure to enter into a potential financing transaction, failure to up-list to a national securities exchange, reaction to the proposed acquisition by strategic partners and employees; the diversion of management's time on issues relating to the proposed acquisition; the inability to integrate I.V.S.’s operations into those of OphthaliX, the inability to realize expected synergies from the proposed acquisition; changes in the stock price of OphthaliX prior to closing; material adverse changes in OphthaliX’s or I.V.S.’s operations; a decline in the economy, as well as the risk factors set forth in OphthaliX’s filings with the SEC. In addition, OphthaliX operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond its control. OphthaliX undertakes no obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Motti Farbstein

motti@ophtahlix.com

+972-3-9241114

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